Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com OK TO WORK DESIGN Booz Allen Hamilton Internal ri t ll il I . Founded 1914 Headquartered in McLean, VA NYSE Ticker: BAH $10.7B in FY24 Revenue

1Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Disclaimer DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Booz Allen’s fiscal year ends on March 31 and unless otherwise noted, references to fiscal year, fiscal or FY are for fiscal years ended March 31. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Organic Revenue, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income and Adjusted Diluted EPS, and net cash used in operating activities to Free Cash Flow and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP. The Appendix includes a reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Reiterating our FY 2025 Forecast” and “Executing on Ambitious Financial Targets”, reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA and Adjusted EBITDA Margin on Revenue, during the course of fiscal 2025. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2025, and of Adjusted EBITDA guidance through fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

2Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen is an Advanced Technology Company Transforming the Nation WHO WE ARE Leading position at the center of the technology ecosystem and government Proven track record driving outcomes at speed and scale—through tech built by us and our partners Helped hundreds of innovative companies get started—and scale—for the benefit of the nation Differentiated perspective that allows us to anticipate, invest, and build scale in areas of emerging tech

3Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Booz Allen Hamilton Restricted Evolution to an Advanced Tech Company Rooted in a History of Impact OUR EVOLUTION WORLD’S FIRST MANAGEMENT CONSULTANCY 1940 GLOBAL TECHNICAL SERVICES & CONSULTING FIRM • Ed Booz starts a ground- breaking firm dedicated to solving clients’ toughest problems based on scientific principles • James Allen coins the phrase “management consulting” • The U.S. Navy hires Booz Allen to prepare it for WWII, beginning a decades-long relationship • Helped the U.S. win the race to the moon, providing strategy for key modules of Apollo 11 • Responded to the tragedy of 9/11 by assisting with the counter-terrorism mission and expansion of the U.S. Dept. of Homeland Security • Split from global commercial consulting business in 2008 • Launched initial public offering (IPO) in 2010 1914 Our Founding Advisory Era 2013 Tech Pivot & Expansion • In 2013, launched V2020 strategy that fundamentally reshaped the firm • Accelerated ability to anticipate and build scale ahead of technology waves • Built leading position at center of dual- use tech ecosystem • Won work and delivered outcomes at mission scale • Invested $3B in advanced tech and innovation through internal R&D, Ventures and M&A • Built leading AI business • Developed one of the most impactful Cyber businesses globally Today 2025 ADVANCED TECHNOLOGY COMPANY

Booz Allen

COMPANY SNAPSHOT

Leading the Way… in a Software-Defined World

- **Leading AI provider** to the Federal Government (~$750M)[1]
- One of the **most impactful Cyber businesses globally** (~$3B)[2] that spans government, military, and commercial markets
- Scaled businesses in **Defense Tech**, **Space**, and **Digital Transformation**…a leading position in **Quantum**
- **22,000 deep technologists** and large network of **dual-use technology partners**
- **Invested ~$3B** in advanced technology and innovation over the last decade through R&D, Ventures, M&A, co-creation
- **Deploying next-gen warfighting capabilities and products** for C2, C-UAS, and Autonomy with network of commercial partners

$10.7B FY24 REVENUE



Global Defense 47%
Commercial 2%
National Security 17%
Civil 34%

23 Major Business Centers

17 Manufacturing / R&D Centers
El Segundo CA, Colorado Springs CO, Pax River MD, Panama City FL, Lorton VA, Rome NY, etc.

>35,000 EMPLOYEES[3]

22,000 technologists

6,000 top-tier software engineers

28% veterans / military experience

8,000 cyber professionals

2,500 AI practitioners

70% hold security clearances

(1) Represents full year revenue estimate for FY25 attributable to AI work derived from our YTD performance, funded work on existing contracts, modifications, and pipeline of future work. The calculation estimates the portion of work attributable to AI based on the work scope. Re-compete opportunities are weighted based on the likelihood of winning the follow-on work. Data as of February 28, 2025.
(2) Represents full year revenue estimate for FY25 attributable to cyber work derived from our YTD performance, funded work on existing contracts, modifications, and pipeline of future work. The calculation estimates the portion of work attributable to cyber based on the work scope. Re-compete opportunities are weighted based on the likelihood of winning the follow-on work. Data as of March 1, 2025.
(3) As of February 28, 2025. Numbers are rounded and based on voluntary self-reporting.

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com 4

5Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com VoLT VoLT Strategy Driving Our Continued Growth Operating with Speed, Agility, and Scale in a Rapidly Changing and Increasingly Technical Environment Building Blocks of VoLT VELOCITY: GET THERE FIRST Leverage unique position in tech ecosystem and mission knowledge to build leading positions • Innovate with leading commercial tech partners to deliver outcomes at speed • Use strategic M&A to accelerate market positions TECHNOLOGY: DIFFERENTIATE TO WIN Put transformative technologies at the heart of the client mission to deliver the next generation of impact • Build novel technology solutions to transform mission • Anticipate and invest in next generation technology LEADERSHIP: BUILD WITH CONVICTION Direct our scale to lead in missions of national importance and stand apart in this new era • Identify national priorities ripe for hyper-growth and transformation • Scale businesses at the nexus of mission and technology

6Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com ANTICIPATED Anticipated emerging tech trends that impact the nation SCALED Delivered mission impact at the scale, precision, and complexity the government demands 1990-2000 2000-2010 2010-2020 2020-2025+ INVESTED Invested early in transformative technologies BUILT Won early-stage work and made technology mission-relevant Artificial Intelligence Anticipating Tech Waves & Making Tech Mission-Relevant TECHNOLOGY CYCLES Digital Transformation Emerging Tech (e.g., quantum, nano-robotics) National Cybersecurity Defense Tech (e.g., Autonomy, C2) We build advanced technology businesses that scale to the needs of our nation

↗ DRIVING INNOVATION AND OUTCOMES

Advanced Technologies Working Together

Interconnectivity across domains creates a flywheel of innovation—driving speed to outcomes for complex, critical missions

Leading AI provider to the Federal Government with 2,500 AI practitioners

Leading position in Quantum with 10+ years dedicated to researching and prototyping this disruptive tech

One of the most impactful Cyber businesses globally with 8,000 cyber professionals


Artificial Intelligence
Cybersecurity
Defense Technology
Space
Digital Transformation
Quantum
Booz Allen

Digital Transformation business modernizing legacy systems to cloud-enabled infrastructure, platforms, and applications

Defense Tech business delivering innovation at speed for warfighters

A Space business comprised of ~2,500 experts aimed at solidifying the nation's position in this critical frontier

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com 7

Booz Allen

TECH ECOSYSTEM

Partnering Across the Technology Ecosystem

Accelerating Dual-Use Tech as an Innovation Matchmaker

Over the last year…

6,400
early-stage companies evaluated

450
tech companies recommended to clients—many brought directly onto Booz Allen programs

13
companies funded through Booz Allen Ventures

Building with Leading Commercial Technology Partners

Co-Creation
Co-invest and co-create to maintain leading tech advantage

Technology-Centric
Accelerate technology that scales across verticals — AI, Edge, Cloud

Outcome-Based
Deliver results for missions of national importance

Palantir aws salesforce NVIDIA Unity

Significant Investment through Booz Allen Ventures

Investment Focus Areas

Artificial Intelligence
Expanding, scaling, and securing the AI pipeline

National Cybersecurity
Improving cybersecurity of federal systems and critical infrastructure

Digital Battlespace
Supporting DoD's implementation of a JADC2 vision (C3, ISR, Special Missions)

Deep Tech
Incubating cutting-edge technology poised for government adoption

Copyright © Booz Allen Hamilton Inc. 2025
www.boozallen.com 8

Booz Allen

TECH @ FULL SPEED

Delivering Outcomes at Speed and Scale



Making Technology Work for the Nation (Unclassified Examples)

We are working to counter the Pacing Threat, position America for technology supremacy, and ensure the health, well-being, and safety of our citizens. *Each of these programs combines Booz Allen proprietary technology with dual-use tech from our network of commercial partners.*

Thunderdome

Developed and deploying large, complex zero-trust program—integrating technology from multiple commercial partners to secure the DoD's networks and assets.

Advana

Engineered the largest data platform in DoD—across 400+ systems, powered by best-of-breed commercial tech, and AI-driven advanced analytics.

VA Modernization

Using AI, cloud, and advanced tech, drove a massive modernization of VA systems—reducing disability claims backlog by 88% and wait times by 191 days. Virtually all disability claims are now electronic.

Battle Readiness

Integrated generative AI, mixed reality headsets, and digital twins to enable soldiers to train and prepare as a unified force from remote regions across the Pacific.

LLM in Space

Demonstrated what is believed to be the first LLM in space, aboard the International Space Station (ISS) in the constraints of a low-energy resource-limited environment, proving we can deploy Gen-AI to any environment.

Soldier-as-a-System

Enable the "Soldier-as-a-System" concept through the EDITS[1] program by rapidly developing innovative technical solutions that increase lethality, survivability, and situational awareness of the warfighter and the tactical unit.

1) DoD Engineering, Development, Integration, and Technology-based Solutions (EDITS)

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com 9

10Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com WHY INVEST IN BOOZ ALLEN Track Record of Generating Value Delivering Outcomes at Speed and Scale • Delivering transformative value to modernization efforts and missions of national importance • Track record of combining technologies to solve complex, scaled challenges • Co-creation with robust network of commercial partners • Agile structure at the root of our ability to anticipate and react to technology and mission trends Advanced Technology Leadership • Proven industry leader with transformational capabilities (AI, Cyber, Space, 5G) • Focus on leading-edge, dual-use technology development • Continued investment in new capabilities and solutions (Quantum) Consistent, Strong Financial Performance • Organic growth supported by robust backlog, pipeline, and sustained win-rates • Strong balance sheet and robust cash generation supports capital deployment optionality • Focus on driving consistent total shareholder return • Nimble business model provides strategic flexibility

11Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com $5,275 $5,406 $5,809 $6,168 $6,704 $7,464 $7,859 $8,364 $9,259 $10,662 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Revenue $524 $506 $569 $584 $675 $754 $840 $935 $1,014 $1,175 9.9% 9.4% 9.4% 9.5% 10.1% 10.1% 10.7% 11.2% 11.0% 11.0% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 8% 9% 10% 11% 12% 13% 14% 15% Adj. EBITDA Adj. EBITDA Margin REVENUE AND EBITDA GROWTH Strong organic growth and operational excellence driving robust EBITDA growth Revenue and Adjusted EBITDA reported in our Forms 10-K for each of the fiscal years ended March 31, 2015, 2016, 2017, 2018, 2019 2020, 2021, 2022, 2023, 2024. Sustained Long-Term Financial Performance

Booz Allen

BUSINESS MOMENTUM

Robust Backlog Driving Continued Momentum

Growing backlog demonstrates the strength of our technology value proposition and core capabilities

Historical Backlog[1,2,3]
($ in billions)


20.7
12.8
4.5
3.4
FY20
24.0
14.4
6.1
3.5
FY21
29.2
15.6
9.9
3.7
FY22
31.2
17.0
9.5
4.6
FY23
33.8
19.5
9.5
4.8
FY24
39.4
24.7
9.3
5.3
Q3 FY25
Funded
Unfunded
Priced Options

Historical Book-to-Bill
LTM Book-to-Bill Ratios


1.19x
1.42x
1.36x
1.18x
1.25x
1.41x
FY20
FY21
FY22
FY23
FY24
Q3 FY25

(1) As reported in our Forms 10-K for the fiscal years ended March 31, 2020, 2021, 2022, 2023 and 2024. Q3 FY25 backlog and book-to-bill as of December 31, 2024. Funded Backlog - represents the revenue value of orders for services under existing contracts for which funding is appropriated or otherwise authorized less revenue previously recognized on these contracts. Unfunded Backlog - represents the revenue value of orders (including optional orders) for services under existing contracts for which funding has not been appropriated or otherwise authorized. Priced Options - represent 100% of the revenue value of all future contract option periods under existing contracts that may be exercised at our clients' option and for which funding has not been appropriated or otherwise authorized.
(2) Backlog presented as of March 31, 2023 includes $282 million of backlog for EverWatch Corp., which was acquired during fiscal 2023. Original backlog value at acquisition was $292 million.
(3) Backlog presented as of March 31, 2022 includes $2.6 billion of backlog for Liberty IT Solutions, LLC, which was acquired during fiscal 2022.

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com 12

13Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Proven Track Record of Investment and Capital Return to Shareholders Capital Deployment Strategic capital optionality supported by strong balance sheet of 2.3x net leverage1 (1) LTM as of 12/31/2024; calculated as net debt / LTM EBITDA. (2) As reported in our Forms 10-K for fiscal years ended March 31, 2020, 2021, 2022, 2023 and 2024; totals may not sum due to rounding. (3) M&A includes CVC investments. Total Capital Deployment2,3 ($ in millions) 146.6 181.1 209.1 235.7 253.4 186.6 318.1 419.3 224.0 415.0 72.2 865.5 445.3 23.3 $333 $571 $1,494 $905 $692 FY20 FY21 FY22 FY23 FY24 Quarterly Dividends Share Repurchases M&A Total

ADJUSTED EBITDA Growth to $1.2–1.3b Organic Revenue 5–8% Strategic Acquisitions & Investments Strong Mid 10% Adjusted EBITDA Margin ++ INVESTMENT THESIS Executing on Ambitious Financial Targets FY2023–FY2025 GOALS 14www.boozallen.comCopyright © Booz Allen Hamilton Inc. 2025 Competitive Edge at the Mission- Innovation Intersection Disciplined Capital Deployment $2.0–3.5B

15Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com Revenue Growth 12.0% - 13.0% FINANCIAL OUTLOOK Reiterating Our FY 2025 Forecast Adjusted EBITDA $1,310 - $1,330mm Adjusted EBITDA Margin ~11% Adjusted Diluted EPS $6.25 - $6.40 Operating Cash Flow $950 - $1,025mm Free Cash Flow $850 - $925mm On Track to Exceed the High-end of Investment Thesis Delivering >50% EBITDA Growth Since FY21

16Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com FEROCIOUS INTEGRITY Do right. Hold yourself and each other accountable. PASSIONATE SERVICE Embrace the mission. Listen and act with empathy. Make meaningful connections. Build community through generosity. COLLECTIVE INGENUITY Find the problem and solve it. Be resourceful and creative. Seek to make the biggest difference. Harness the power of our people. Be devoted to the team. CHAMPION’S HEART Crave being the best. Bring joy in the pursuit. Learn from failure. Compete with passion. UNFLINCHING COURAGE Speak truth to power. Maintain convictions, especially under duress. Bring bold thinking. Living Out Loud Our Purpose Values to Guide Us PURPOSE & VALUES

Booz Allen

RECOGNITION

Proud to be Booz Allen

Tech Leadership

GovWin from Deltek #1 Provider of AI Services to the U.S. Government

GovWin from Deltek #1 Provider of Cybersecurity to the U.S. Government

Tech Ecosystem

AWS Federal Government Partner of the Year (2024)

Fortune Most Innovative Companies (2024)

Culture

TIME World's Best Companies (2024)

Newsweek America's Most Responsible Companies (2025)

Ethisphere Most Ethical Companies (2024)

Military Times Best for Vets (2024)

Glassdoor Best-Led Companies (2024)

Talent

Forbes Best Employers for Tech Workers (2024)

Glassdoor Best Places to Work (2024)

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com 17

18Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com I’m obsessed with speed. The pace at which the world is changing, the pace at which our adversaries are changing—we must be faster. This will take a whole of nation approach. — Horacio Rozanski Chairman & Chief Executive Officer

19Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com INVESTOR RELATIONS: Dustin Darensbourg Head of Investor Relations Investor_Relations@bah.com Booz Allen Hamilton Restricted Booz Allen Investor & Media Relations Contacts CONTACT INFORMATION Website: investors.boozallen.com Contact Information: MEDIA: Jessica Klenk Director, Media Relations 703-377-4296 Klenk_Jessica@bah.com

20Copyright © Booz Allen Hamilton Inc. 2025 www.boozallen.com • “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including the change in provision for claimed costs for historical rate years, acquisition and divestiture costs, financing transaction costs, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and insurance recoveries related to the Company’s fiscal 2024 settlement disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin on Revenue to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • “Adjusted Net Income” represents net income before: (i) change in provision for claimed costs for historical rate years, (ii) acquisition and divestiture costs, (iii) financing transaction costs, (iv) significant acquisition amortization, (v) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2024, (vi) insurance recoveries related to the Company’s fiscal 2024 settlement disclosed in Note 20, “Commitments and Contingencies,” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and (vii) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year ended March 31, 2024. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment, and software. • "Organic Revenue" and "Organic Revenue Growth" represents growth in consolidated revenue adjusted for revenue from acquisitions and divestitures. Non-GAAP Financial Information DISCLAIMER

Booz Allen

FINANCIAL INFORMATION

Non-GAAP Financial Information (Unaudited)

(In thousands, except share and per share data)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2024	Nine Months Ended December 31, 2023
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 186,950	$ 145,644	$ 742,295	$ 477,750
Income tax expense	61,446	61,740	233,814	156,291
Interest and other, net (a)	42,863	40,174	118,923	114,924
Depreciation and amortization	40,156	41,113	123,341	123,867
EBITDA	331,415	288,671	1,218,373	872,832
Change in provision for claimed costs (b)	—	—	(113,112)	(18,345)
Acquisition and divestiture costs (c)	306	1,952	7,693	5,480
Financing transaction costs (d)	—	—	—	820
Legal matter reserve (e)	—	—	—	27,453
Insurance recoveries (f)	—	—	(115,320)	—
Adjusted EBITDA	$ 331,721	$ 290,623	$ 997,634	$ 888,240
Net income margin	6.4 %	5.7 %	8.2 %	6.1 %
Adjusted EBITDA Margin on Revenue	11.4 %	11.3 %	11.1 %	11.3 %

(a) Reflects the combination of Interest expense and Other income, net from the condensed consolidated statement of operations.

(b) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 15, "Commitments and Contingencies, "to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2024 for further information.

(c) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. ("EverWatch") in fiscal 2023 and PAR Government Systems Corporation ("PGSC") in fiscal 2025. See Note 5, "Acquisition, Goodwill, and Intangible Assets," to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2024 for further information.

(d) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024.

(e) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(f) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com 21

FINANCIAL INFORMATION

Non-GAAP Financial Information (Unaudited)

(In thousands, except share and per share data)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Nine Months Ended December 31, 2024	Nine Months Ended December 31, 2023
Adjusted Net Income				
Net income	$ 186,950	$ 145,644	$ 742,295	$ 477,750
Change in provision for claimed costs (a)	—	—	(113,112)	(18,345)
Acquisition and divestiture costs (b)	306	1,952	7,693	5,480
Financing transaction costs (c)	—	—	—	820
Significant acquisition amortization (d)	13,386	13,597	39,396	40,301
Legal matter reserve (e)	—	—	—	27,453
Insurance recoveries (f)	—	—	(115,320)	—
Amortization or write-off of debt issuance costs and debt discount	1,099	1,062	3,264	2,950
Adjustments for tax effect (g)	(3,845)	22,048	46,301	10,094
Adjusted Net Income	$ 197,896	$ 184,303	$ 610,517	$ 546,503
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	127,940,137	130,489,050	128,909,493	131,058,754
Diluted earnings per share	$ 1.45	$ 1.11	$ 5.73	$ 3.62
Adjusted Net Income Per Diluted Share (h)	$ 1.55	$ 1.41	$ 4.74	$ 4.17
Free Cash Flow				
Net cash provided by operating activities	150,772	233,985	789,991	115,068
Less: Purchases of property, equipment and software	(17,181)	(23,096)	(73,428)	(50,532)
Free Cash Flow	$ 133,591	$ 210,889	$ 716,563	$ 64,536

(a) Represents the reduction to our provision for claimed costs for years prior to fiscal 2025 recorded during the second quarters of fiscal 2025 and 2024, which resulted in a corresponding increase to revenue, as a result of the Defense Contract Audit Agency's findings related to its audits of our claimed costs for multiple fiscal years. See Note 15, "Commitments and Contingencies, "to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2024 for further information.

(b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Transactions primarily include the acquisitions of EverWatch Corp. ("EverWatch") in fiscal 2023 and PAR Government Systems Corporation ("PGSC") in fiscal 2025. See Note 5, "Acquisition, Goodwill, and Intangible Assets," to the condensed consolidated financial statements in the Company's Form 10-Q for the quarter ended December 31, 2024 for further information.

(c) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2024.

(d) Amortization expense associated with acquired intangibles from significant acquisitions.

(e) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for further information.

(f) Reflects insurance recoveries from claims related to the Company's fiscal 2024 settlement as described in Note 20, "Commitments and Contingencies," to the consolidated financial statements contained within the Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The prior period tax effect also includes an adjustment related to the indirect effects of the application of Section 174 of the Tax Cuts and Jobs Act of 2017 ($26.0 million and $22.0 million for the three and nine months ended December 31, 2023, respectively).

(h) Excludes adjustments of approximately $1.1 million and $4.1 million of net earnings for the three and nine months ended December 31, 2024, respectively, and approximately $1.2 million and $3.9 million of net earnings for the three and nine months ended December 31, 2023 respectively, associated with the application of the two-class method for computing diluted earnings per share.

Copyright © Booz Allen Hamilton Inc. 2025

www.boozallen.com

22